Exhibit 99.1

Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Raises Concerns About
Another Ramius Nominee for Orthofix Board

BOSTON, February 9, 2009 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) announced today that the Chairman of the Company’s Board of Directors, James F. Gero, sent a letter, included below, to Ramius LLC raising concerns about another of  Ramius’s nominees for Orthofix’s Board of Directors.

Jeffrey Smith
Ramius Capital
599 Lexington Ave.
New York, NY 10022

Dear Mr. Smith:

I am writing to you on behalf of the Board of Directors of Orthofix International to question your nomination of Steven J. Lee to our Board.  We wish to register our concern about the perception that might be created by Mr. Lee’s presence on our Board.

Based on publicly available documents we understand that Mr. Lee founded PolyMedica Corporation, a Massachusetts-based medical products company, where he served as President, CEO and Chairman of the Board from 1990 to 2002.  In 1998, during Mr. Lee’s tenure, the federal government began an investigation of PolyMedica’s Florida-based subsidiaries, Liberty Medical Supply and Liberty Home Pharmacy.  In 2001 two qui tam, or whistleblower, lawsuits were filed in federal court in Miami and Boston against PolyMedica Corporation and its subsidiaries.  These lawsuits alleged, among other things, that the subsidiaries violated the False Claims Act by submitting claims to Medicare without proper documentation of medical necessity, resulting in overbilling to federal health care programs.

In 2002, Mr. Lee left PolyMedica after a Medicare fraud investigation was initiated by the United States Department of Justice against the company.  In 2004, after Mr. Lee’s departure, PolyMedica paid a $35 million settlement to the United States government to resolve these civil allegations, as well as to settle administrative sanctions related to the alleged misconduct.  This settlement concluded an investigation lasting approximately five years that included onsite searches of PolyMedica’s subsidiary operations by FBI agents in response to federal search warrants, the removal of company documents, and subsequent shareholder lawsuits.

Frankly, we are concerned that Mr. Lee’s presence on our Board would detract from the positive steps we have taken related to Orthofix’s recent implementation of Integrity Advantage™, our Corporate Compliance and Ethics Program.  This program incorporates industry best practices for compliance, and is structured to meet U.S. Sentencing Commission Guidelines for effective organizational compliance and ethics programs.  Under the leadership of the company’s new Senior Vice President and Chief Compliance Officer, a health care attorney with significant regulatory compliance experience whose hiring was approved by the Board, Orthofix’s Integrity Advantage program is designed to promote compliance with the highest level of legal and ethical business practices throughout the company’s domestic and international businesses.

As you know, our compliance function is not the only part of the company we have improved.  On December 15th 2008, Orthofix announced that the company and its partner, the Musculoskeletal Transplant Foundation (MTF), had achieved a major milestone in their efforts to develop a new stem cell-based allograft. Orthofix also initiated the limited market release of two new products, the Firebird™ pedicle screw system and the PILLAR™ SA interbody device, both of which are expected to be fully launched in the first quarter of 2009. Two weeks later, Orthofix made a $10 million partial debt repayment, ahead of the scheduled maturity date, which increased the company's flexibility in executing its operating plan.  It is the Board’s judgment that additional positive developments are on the near term horizon for Orthofix, including its Blackstone subsidiary.

On January 28th, I sent you a letter questioning the nomination of Peter Feld, a 29-year-old Ramius nominee and employee with no health care experience and a strikingly thin (and disconcerting) record of service on just two Boards: Sharper Image, an American retailing icon which filed for bankruptcy and eventual liquidation shortly after Mr. Feld’s departure, and CPI Corp, recently threatened with delisting by the New York Stock Exchange.  Particularly in a difficult operating environment, it is unclear what value either Mr. Lee or Mr. Feld would bring to our business.  Frankly, the Board is deeply troubled by the respective backgrounds of both Mr. Lee and Mr. Feld, as well as Ramius’s efforts to impose these two people on our team, our culture and our organization.

In addition to Mr. Lee and Mr. Feld, Ramius has also nominated Charles T. Orsatti and J. Michael Egan to our Board. While we think Mr. Lee and Mr. Feld offer no obvious benefit to our broad shareholder base, and would clearly damage our Board and the reputation of our company, we are prepared to formally meet and interview both Mr. Orsatti and Mr. Egan at the earliest available date.

Sincerely,

/s/ James F. Gero
James F. Gero
Chairman, Board of Directors
Orthofix International NV

cc: Orthofix Board of Directors

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements
This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.
Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.

Important Additional Information

Ramius Capital and certain of its affiliates have filed a preliminary proxy statement with the SEC in connection with a special general meeting of shareholders at which Ramius proposes to make changes to the composition of Orthofix’s board of directors.  Orthofix intends to file with the SEC a proxy statement in opposition to Ramius’ proposals.  SHAREHOLDERS ARE URGED TO READ ORTHOFIX’S DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders may obtain (when they are available) a free copy of proxy statements filed with the SEC by Orthofix at the SEC’s website at www.sec.gov or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 323-4133 (all others).

Orthofix International N.V. and its directors and certain executive officers are participants in the solicitation of proxies in connection with the special general meeting of shareholders.  The names of such persons are: James F. Gero, Peter J. Hewett, Jerry C. Benjamin, Charles W. Federico, Dr. Guy J. Jordan, Ph.D., Thomas J. Kester, CPA, Alan W. Milinazzo, Maria Sainz, Dr. Walter P. von Wartburg, Kenneth R. Weisshaar, Robert S. Vaters, Michael Simpson, Bradley R. Mason, Raymond C. Kolls, J.D., and Michael M. Finegan.  Information regarding such participants, as well as each such person’s respective interests in Orthofix by security holdings or otherwise, is set forth in Orthofix’s Revocation Solicitation Statement dated January 12, 2009, which may be obtained free of charge at the SEC’s website at www.sec.gov and Orthofix’s website at www.orthofix.com.  More current information regarding such persons, as well as each such person’s respective interests in Orthofix by security holdings or otherwise, will be set forth in the definitive proxy statement materials to be filed with the SEC and distributed to shareholders by Orthofix as described above.